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                                                                     EXHIBIT 4.1


                          SECOND SUPPLEMENTAL INDENTURE

         This SECOND SUPPLEMENTAL INDENTURE, dated as of October 31, 2002 (the "Second Supplemental Indenture"), is entered into by and among United States Cellular Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and BNY Midwest Trust Company, an Illinois trust company, as trustee (the "Trustee").


                              W I T N E S S E T H:

         WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of June 1, 2002 (the "Indenture"), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance;

         WHEREAS, Section 9.01 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders of Securities, to establish the form or terms of securities of any series as permitted by Section 2.01 of the Indenture, add to the covenants of the Company, add provisions that are not inconsistent with the other provisions and do not adversely affect the rights of holders of Securities and to add Events of Default with respect to all or any series of outstanding Securities;

         WHEREAS, pursuant to Section 9.01(b), (d), (e) and (f) of the Indenture, this Second Supplemental Indenture does not require the consent of any holders of Securities; and

         WHEREAS, all things necessary to make this Second Supplemental Indenture a valid and legally binding agreement of the Company, the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the issuance of the Series of Securities provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of each such Series as follows:

                                  ARTICLE ONE

                  RELATION TO INDENTURE; DEFINITIONS; RULES OF
                                  CONSTRUCTION

         SECTION 1.1 RELATION TO INDENTURE. This Supplemental Indenture constitutes an integral part of the Indenture.

         section 1.2 DEFINITIONS. For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

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         "Assets" means the gross dollar amount of assets, as defined by generally accepted accounting principles, less accumulated depreciation and amortization.

         "Capitalized Rent" means the present value (discounted semi-annually at a discount rate equal to the weighted average rate of interest borne by the Securities then Outstanding) of the total net amount of rent payable for the remaining term of any lease of property by the Company (including any period for which any lease has been extended); PROVIDED, HOWEVER, that no such rental obligation shall be deemed to be Capitalized Rent unless the lease resulted from a Sale and Leaseback Transaction. The total net amount of rent payable under any lease for any period shall be the total amount of the rent payable by the lessee with respect to such period but shall not include amounts required to be paid on account of maintenance and repairs, insurance, taxes assessments, water rates, sewer rates and similar charges.

         "Capital Stock" means and includes any and all shares, interests, participations or other equivalents (however designated) of ownership in a corporation or other Person.

         "Consolidated Assets" means the Assets of the Company and its Subsidiaries determined on a consolidated basis as of the end of the Company's then most recently reported fiscal year or quarter, as the case may be, including minority interests in Subsidiaries.

         "Control" means ownership of voting power sufficient to elect a majority of the directors or other members of the governing body of any Person.

         "Debt" means, with respect to a Person, all obligations of such Person for borrowed money and all such obligations of any other Person for borrowed money guaranteed by such Person.

         "Funded Debt" means any Debt maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such Debt is included in current liabilities).

         "Lien" means any mortgage, pledge, security interest, lien, charge or other encumbrance.

         "property" means any directly-held interest of a Person in any kind of property or asset whether real, personal or mixed and whether tangible or intangible, and includes capital stock or other ownership interests or participations in or indebtedness of a subsidiary or other Person.

         "Sale and Leaseback Transaction" means any arrangement with any Person other than a Tax Consolidated Subsidiary providing for the leasing (as lessee) by the Company of any property (except for temporary leases for a term, including any renewal thereof, of not more than three years (providing that any such temporary lease may be for a term of up to five years if (a) the Board of Directors of the Company reasonably finds such term to be in the best interest of the Company and (b) the primary purpose of the transaction of which such lease is part is not to provide funds to or financing for the Company)), which property has been or is to be sold or transferred by the Company (i) to any subsidiary of the Company in contemplation of or in connection with such arrangement or (ii) to such other Person.

         "Secured Debt" means Debt of the Company secured by any Lien on property (including Capital Stock or indebtedness of subsidiaries of the Company) owned by the Company.


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         "Tax Consolidated Subsidiary" means a subsidiary of the Company in respect of which, at the time a Sale and Leaseback Transaction is entered into by the Company, the Company would be entitled to file a consolidated federal income tax return.

         Capitalized terms used herein without definition shall have the same meanings given them in the Indenture.

         SECTION 1.3 RULES OF CONSTRUCTION. For all purposes of this Supplemental Indenture:


         (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

         (b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

         (c) the terms "herein", "hereof', "hereunder" and other words of similar import refer to this Supplemental Indenture; and

         (d) in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture shall control.

                                  ARTICLE TWO

                                 THE SECURITIES

         There is hereby established a Series of Securities pursuant to the Indenture with the following terms:

         SECTION 2.1 TITLE OF THE SECURITIES. The Series of Securities shall be designated the 8.75% Senior Notes due 2032 (the "Notes").

         SECTION 2.2 LIMITATION ON AGGREGATE PRINCIPAL AMOUNT. The Notes will be initially issued in an aggregate principal amount of up to $132,250,000 (except for Notes authenticated and delivered upon registration of transfer of, in exchange for or in lieu of other Notes). The aggregate principal amount of Notes which may be authenticated and delivered shall be limited to $132,250,000.

         section 2.3 FORM AND DATING.


         (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $25.00 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and


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provisions and to be bound thereby. However, to the extent any provision of any
Notes conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

         (b) BOOK-ENTRY PROVISIONS. The Notes shall be issued initially in global form and the Company hereby designates The Depository Trust Company as the initial Depositary for the Global Securities. Except as provided in Section
2.11 of the Indenture, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Notes.

         SECTION 2.4 OPTIONAL REDEMPTION. The Notes may be redeemed at the option of the Company, in whole or in part, at any time on and after November 7, 2007 at a redemption price equal to 100% of the principal amount of the Notes being redeemed on the redemption date, plus accrued and unpaid interest thereon to the redemption date. The Company shall mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered Holder of the Notes to be redeemed. Once notice of redemption is mailed, the Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

                                 ARTICLE THREE

                       ADDITIONAL COVENANTS OF THE COMPANY

         SECTION 3.1 LIMITATIONS ON SECURED DEBT. So long as any of the Notes remain Outstanding, the Company will not create or incur any Secured Debt without in any such case effectively providing concurrently with the creation or incurrence of any such Secured Debt that the Notes then Outstanding (together with, if the Company shall so determine, any other Debt of or guaranteed by the Company ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the Company, prior to) such Secured Debt, unless immediately after the incurrence of such Secured Debt (and after giving effect to the application of the proceeds, if any, therefrom), the aggregate principal amount of all Secured Debt, together with the aggregate amount of Capitalized Rent in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions described in clauses
(a) to (f), inclusive, of Section 3.2), would not exceed 20% of the Consolidated Assets; PROVIDED, HOWEVER, that the foregoing restrictions shall not apply to, and there shall be excluded in computing Secured Debt for the purpose of such restrictions, Secured Debt secured by:

         (a) Liens on property existing at the time of acquisition of such property by the Company, or Liens to secure the payment of all or any part of the purchase price of property acquired or constructed by the Company (including any improvements to existing property) created at the time of or within 270 days following the acquisition of such property by the Company, or Liens to secure any Secured Debt incurred by the Company prior to, at the time of or within 270 days following the acquisition of such property, which Secured Debt is incurred for the purpose of financing all or any part of the purchase price thereof; PROVIDED, HOWEVER, that in the case of any such acquisition, the Lien shall not apply to any property theretofore owned by the Company (including property transferred by the Company to any subsidiary of the Company in contemplation of or in connection with the creation of such Lien) or to any property of the


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Company other than the property so acquired (other than, in the case of construction or improvement, any theretofore unimproved real property or portion thereof on which the property so constructed, or improvement, is located);

         (b) Liens on property of a person (i) existing at the time such Person is merged into or consolidated with the Company or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company, (ii) resulting from such merger, consolidation, sale, lease or disposition by virtue of any Lien on property granted by the Company prior to such merger, consolidation, sale, lease or disposition (and not in contemplation thereof or in connection therewith) which applies to after-acquired property of the Company or (iii) resulting from such merger, consolidation, sale, lease or disposition pursuant to a Lien or contractual provision granted or entered into by such Person prior to such merger, consolidation, sale, lease or disposition (and not at the request of the Company); PROVIDED, HOWEVER, that any such Lien referred to in clause (i) shall not apply to any property of the Company other than the property subject thereto, at the time such Person or properties were acquired and any such Lien referred to in clause (ii) or (iii) shall not apply to any property of the Company other than the property so acquired;

         (c) Liens existing on the date of this Supplemental Indenture;

         (d) Liens in favor of a government or governmental entity to secure partial progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Liens (including, without limitation, Liens incurred in connection with pollution control, industrial revenue, private activity bond or similar financing);

         (e) Liens arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which Lien is required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, franchise, license or permit;

         (f) Liens for taxes, assessments or governmental charges or levies not yet delinquent or governmental charges or levies already delinquent, the validity of which charge or levy is being contested in good faith and for which any reserves required in accordance with generally accepted accounting principles have been established;

         (g) Liens (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed and for which any reserves required in accordance with generally accepted accounting principles have been established;

         (h) Liens on any equity interests owned by the Company or by any of its subsidiaries in (i) Rural Cellular Corporation, Vodafone Group plc or any of their respective successors, or (ii) any other person or persons that are not directly, or indirectly through one or more intermediaries, controlled by the Company or by any of its subsidiaries;


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         (i) Liens upon or in any property or assets now owned or from time to time hereafter acquired by the Company or any of its subsidiaries related in any way to the ownership by the Company or by any of its subsidiaries of wireless telecommunications towers, including, but not limited to, tower structures, land on which towers are located, other real estate associated with such towers, leases for towers or for tower sites, subleases, licenses, collocation arrangements, easements and all other real property and other tangible or intangible assets related thereto;

         (j) Liens incurred and deposits made in the ordinary course of business to secure surety and appeal bonds, leases, return-on-money bonds and other similar obligations, exclusive of obligations for the payment of borrowed money; and

         (k) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (a) to (j), inclusive; PROVIDED, HOWEVER, that the principal amount of Secured Debt secured thereby shall not exceed the principal amount of Secured Debt secured thereby at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements to such property).

         SECTION 3.2 LIMITATION ON SALE AND LEASEBACK. The Company will not enter into any Sale and Leaseback Transaction unless immediately thereafter (and after giving effect to the application of the proceeds, if any, therefrom), the aggregate amount of Capitalized Rent in respect of Sale and Leaseback Transactions, together with the aggregate principal amount of all Secured Debt (other than Secured Debt described in clauses (a) to (k), inclusive, of Section 3.1), would not exceed 20% of Consolidated Assets; PROVIDED, HOWEVER, that the foregoing restrictions shall not apply to, and there shall be excluded in computing the aggregate amount of Capitalized Rent for the purpose of such restrictions, the following Sale and Leaseback Transactions:

         (a) any Sale and Leaseback Transaction entered into to finance the payment of all or any part of the purchase price of property acquired or constructed by the Company (including any improvements to existing property) or entered into prior to, at the time of or within 270 days after the acquisition or construction of such property, which Sale and Leaseback Transaction is entered into for the purpose of financing all or part of the purchase or construction price thereof; PROVIDED, HOWEVER, that in the case of any such acquisition, such Sale and Leaseback Transaction shall not involve any property transferred by the Company to a subsidiary of the Company in contemplation of or in connection with such Sale and Leaseback Transaction or involve any property of the Company other than the property so acquired (other than, in the case of construction or improvement, any theretofore unimproved real property or portion thereof on which the property so constructed, or the improvement, is located);

         (b) any Sale and Leaseback Transaction involving property of a Person existing at the time such Person is merged into or consolidated with the Company or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company;

         (c) any Sale and Leaseback Transaction in which the lessor is a government or governmental entity and which Sale and Leaseback Transaction is entered into to secure partial


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progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the cost of constructing or improving the property subject to such Sale and Leaseback Transaction (including, without limitation, Sale and Leaseback Transactions incurred in connection with pollution control, industrial revenue, private activity bond or similar financing);

         (d) any Sale and Leaseback Transaction involving any property or assets now owned or from time to time hereafter acquired by the Company or any of its subsidiaries related in any way to the ownership by the Company or by any of its subsidiaries of wireless telecommunications towers, including, but not limited to, tower structures, land on which towers are located, other real estate associated with such towers, leases for towers or for tower sites, subleases, licenses, collocation arrangements, easements and all other real property and other tangible or intangible assets related thereto;

         (e) any Sale and Leaseback Transaction the net proceeds of which are at least equal to the fair value (as determined by the Board of Directors of the Company) of the property leased pursuant to such Sale and Leaseback Transaction, so long as within 270 days of the effective date of such Sale and Leaseback Transaction, the Company applies (or irrevocably commits to an escrow account for the purpose or purposes hereinafter mentioned) an amount equal to the net proceeds of such Sale and Leaseback Transaction to either (x) the purchase of other property having a fair value at least equal to the fair value of the property leased in such Sale and Leaseback Transaction and having a similar utility and function, or (y) the retirement or repayment (other than any mandatory retirement or repayment at maturity) of (i) Notes, (ii) other Funded Debt of the Company which ranks prior to or in a parity with the Notes or (iii) indebtedness of any subsidiary of the Company maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such indebtedness is included in current liabilities) or preferred stock of any subsidiary of the Company (other than any such indebtedness owed to or preferred stock owned by the Company or any subsidiary of the Company); PROVIDED, however, that in lieu of applying an amount equivalent to all or any part of such net proceeds to such retirement or repayment (or committing such an amount to any escrow account for such purpose), the Company may deliver to the Trustee Outstanding Notes and thereby reduce the amount to be applied pursuant to (y) of this clause (e) by an amount equivalent to the aggregate principal amount of the Notes so delivered; and

         (f) any Sale and Leaseback Transaction involving the extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of a lease pursuant to a Sale and Leaseback Transaction referred to in the foregoing clauses (a) to (e), inclusive; PROVIDED, HOWEVER, that such lease extension, renewal or replacement shall be limited to all or any part of the same property leased under the lease so extended, renewed or replaced (plus improvements to such property).


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                                  ARTICLE FOUR

                     ADDITIONAL REMEDIES OF THE TRUSTEE AND
                      SECURITYHOLDERS ON EVENTS OF DEFAULT

         SECTION 4.1 ADDITIONAL EVENTS OF DEFAULT. In addition to the "Events of Default" provided for in Section 6.01 of the Indenture, the following shall also constitute "Events of Default" with respect to the Notes as contemplated by
Section 6.01(a)(6) of the Indenture:

                  (i) a default occurs under any instrument (including this Indenture) under which there is at the time outstanding, or by which there may be secured or evidenced, any indebtedness of the Company for money borrowed by the Company (other than non-recourse indebtedness) which results in acceleration (whether by declaration or automatically) of, or the non payment at maturity (after giving effect to any applicable grace period) of, such indebtedness in an aggregate amount exceeding 2% of Consolidated Assets, in which case the Company shall immediately give notice to the Trustee of such acceleration or non-payment and (ii) there shall have been a failure to cure such default or to discharge all such defaulted indebtedness within ten days after notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then Outstanding (excluding, if such defaulted indebtedness includes the Notes, such Notes) and such acceleration shall not be rescinded or annulled; PROVIDED, HOWEVER, that it shall not constitute an Event of Default hereunder as long as the Company is contesting any such default or acceleration in good faith and by appropriate proceedings.

                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

         SECTION 5.1 RATIFICATION. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed

         SECTION 5.2 GOVERNING LAW. This Second Supplemental Indenture shall be governed by, and construed and enforced in accordance with, the laws of the jurisdiction which govern the Indenture and its construction.

         SECTION 5.3 COUNTERPARTS AND METHOD OF EXECUTION. This Second Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart.

         SECTION 5.4 SECTION TITLES. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Second Supplemental Indenture as set forth in the text.

         SECTION 5.5 TRUSTEE. The Trustee makes no representations and is not responsible for the sufficiency, validity or legality of this Second Supplemental Indenture. The statements herein are deemed to be those of the Company and not of the Trustee.


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         IN WITNESS WHEREOF, the Parties hereto have caused this Second
Supplemental Indenture to be duly executed all as of the day and year first above written.

                              UNITED STATES CELLULAR CORPORATION
                              a Delaware corporation


                              By:     /s/ LeRoy T. Carlson, Jr.
                                      -----------------------------------------
                              Name:   LeRoy T. Carlson, Jr.
                              Title:  Chairman


                              By:     /s/ Kenneth R. Meyers
                                      -----------------------------------------
                              Name:   Kenneth R. Meyers
                              Title:  Executive Vice President - Finance (Chief
                                      Financial Officer) and Treasurer

                              BNY MIDWEST TRUST COMPANY,
                              Trustee, an Illinois Trust Company


                              By:     /s/ Mary Callahan
                                      -----------------------------------------
                              Name:   Mary Callahan
                              Title:  Assistant Vice President


                            SIGNATURE PAGE TO SECOND
                             SUPPLEMENTAL INDENTURE
                                RE: SENIOR NOTES


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                   EXHIBIT A TO SECOND SUPPLEMENTAL INDENTURE

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. Except as otherwise provided in
Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.

No. _____                                                    CUSIP: __________
                                                              ISIN: __________


                       UNITED STATES CELLULAR CORPORATION


                           8.75% SENIOR NOTES DUE 2032

Principal Amount:                   $_______________

Stated Maturity Date:               November 1, 2032

Original Issue Date:                November 7, 2002

Interest Rate:                      8.75% per annum

      UNITED STATES CELLULAR CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above, and to pay interest on said Principal Amount from November 7, 2002 at the Interest Rate specified above on February 1, 2003 and thereafter quarterly on May 1, August 1, November 1 and February 1 of each year (each an "Interest Payment Date"), until the Principal Amount will have been paid or duly provided for.

      On an Interest Payment Date, interest will be paid to the persons in whose names the Notes (as defined below) were registered as of the Record Date (the "Record Date"). With respect to any Interest Payment Date, while the Notes remain in the form of a Global Security, the Record Date will be one Business Day prior to the relevant Interest Payment Date.

      The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the number of days elapsed in a 90-

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day quarter of three 30-day months. If any Interest Payment Date falls on a
Saturday, Sunday, legal holiday or a day on which banking institutions in the City of New York are authorized by law to close, then payment of interest will be made on the next succeeding business day and no additional interest will accrue because of the delayed payment, except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, with the same force and effect as if made on such date.

      Payment of the principal of this Note and the interest thereon will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      The Notes are issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof.

      The Notes will be redeemable at the option of the Company, in whole or in part, at any time on and after November 7, 2007, upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date.

      In case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $25.00 in principal amount at maturity or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

      This Note is one of a duly authorized series of Securities of the Company, issuable in one or more series under and pursuant to an Indenture dated as of June 1, 2002 duly executed and delivered between the Company and BNY Midwest Trust Company, as Trustee (herein referred to as the "Trustee"), and have been designated pursuant to the Second Supplemental Indenture thereto dated October 31, 2002 (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being herein after referred to as the "Indenture"). Reference is made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Note is one of the series of Securities designated on the face hereof.

      Notes may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose, for other Notes of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in the Indenture. In respect of any Notes so surrendered for exchange, the Company will execute, the Trustee will authenticate and such office or agency will deliver in exchange therefor the Note or Notes of the same series which the


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Securityholder making the exchange will be entitled to receive, bearing numbers not contemporaneously outstanding.

      The Company will keep, or cause to be kept, at its office or agency designated for such purpose in the Borough of Manhattan, the City and State of New York, or such other location designated by the Company a register or registers (herein referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company will register the Notes and the transfers of Notes. The registrar for the purpose of registering Notes and transfer of Notes will initially be the Trustee or such other person as may be subsequently appointed as authorized by Board Resolution or Company Order (the "Note Registrar").

      Upon surrender for transfer of any Note at the office or agency of the Company designated for such purpose in the Borough of Manhattan, the City and State of New York, or other location as aforesaid, the Company will execute, the Trustee will authenticate and such office or agency will deliver in the name of the transferee or transferees a new Note or Notes presented for a like aggregate principal amount.

      All Notes presented or surrendered for exchange or registration of transfer will be accompanied (if so required by the Company or the Note Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Note Registrar, duly executed by the registered holder or by his duly authorized attorney in writing.

      Except as provided in the Indenture, no service charge will be assessed for any exchange or registration of transfer of Notes, or issue of new Notes in case of partial redemption, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto as provided in the Indenture.

      The Company will neither be required (i) to issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes and ending at the close of business on the day of such mailing, nor (ii) to register the transfer of or exchange any Notes or portions thereof called for redemption.

      As long as this Note is represented in global form (the "Global Security") registered in the name of The Depositary Trust Company or its nominee, except as provided in the Indenture and subject to certain limitations therein set forth, no Global Security shall be exchangeable or transferable.

      So long as any Notes remain outstanding, the Company agrees to maintain an office or agency with respect to each such series, which will be in the Borough of Manhattan, the City and State of New York or at such other location or locations as may be designated as provided in the Indenture, where (i) Notes may be presented for payment, (ii) Notes may be presented as for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company will, by written notice signed by an Authorized Officer and delivered to the Trustee, designate some other office or agency for such purposes or any of them. The Company may also from time to time designate one or more other offices or agencies for the foregoing purposes within or outside the Borough of Manhattan, City of New York, and may from time to time rescind such designations.

      The Trustee or its agent at its offices in New York, New York will initially act as Notes Registrar and paying agent for the Notes.

      The Notes are not subject to any sinking fund.

      If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal plus any accrued interest may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

      Prior to the due presentment for registration of transfer of any Notes, the Company, the Trustee, any paying agent and any Note Registrar may deem and treat the person in whose name such Note will be registered upon the books of the Company as the absolute owner of such Note (whether or not such Note will be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to the Indenture) interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Note Registrar will be affected by any notice to the contrary.

      The Company and the Trustee may execute supplemental indentures without the consent of any holder of Notes for certain purposes as specified in the Indenture and with the consent of the holders of not less than a majority in aggregate principal amount of the Securities for certain other purposes as specified in the Indenture.

      No recourse will be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

      THIS NOTE WILL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF ILLINOIS, AND FOR ALL PURPOSES WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW.

      All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture.

      This Note will not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon will have been signed by or on behalf of the Trustee.

      IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

                                   UNITED STATES CELLULAR CORPORATION
                                   a Delaware corporation


                                   By:
                                         ---------------------------------------
                                   Name:  LeRoy T. Carlson, Jr.
                                   Title: Chairman


                                   By:
                                         ---------------------------------------
                                   Name:  Kenneth R. Meyers
                                   Title: Executive Vice President - Finance
                                          (Chief Financial Officer) and
                                          Treasurer



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated in accordance with, and referred to in, the within-mentioned Indenture.

Dated:_______________

BNY Midwest Trust Company, as Trustee


By:___________________________
      Authorized Signatory








                                SIGNATURE PAGE TO
                               GLOBAL SECURITY FOR
                                  SENIOR NOTES
                      OF UNITED STATES CELLULAR CORPORATION

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

I or we assign and transfer this Note to

                     --------------------------------------

                     --------------------------------------
                Insert assignee's Social Security or tax I.D. no.

----------------------------------------------------------------------------------------------------------------------
                                (Print or type assignee's name, address and zip code)

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

and all rights thereunder and irrevocably appoint

----------------------------------------------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------


Dated:
       -----------------------------------           -----------------------------------------------------------------
                                                               Notice: The signature to this assignment must
                                                            correspond with the name as it appears on the first
                                                                       page of the within Note.